CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 333-260638 on Form N-6 of our report dated March 31, 2025, relating to the statutory-basis financial statements of Wilton Reassurance Life Company of New York, appearing in Post-Effective Amendment No. 1 to Registration Statement No. 333-278375 on Form S-1 of Wilton Reassurance Life Company of New York. We also consent to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of Registration Statement No. 333-260638.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

April 25, 2025